NUMBER

0

Media General

INC.

VOTING COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

SHARES

CUSIP 584404 10 7

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE VOTING COMMON STOCK, NO PAR VALUE OF

MEDIA GENERAL, INC., *transferable only on the books of the corporation by the registered owner hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.*

Witness the seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated



MEDIA GENERAL, INC.
SEAL
RICHMOND, VA.

SECRETARY

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(BROOKLYN, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

Media General INC.

The designations, rights, preferences and limitations applicable to the Voting and Non-Voting Common Stock and the Board of Directors' authority to establish the designations, rights, preferences and limitations applicable to the Corporation's preferred stock are set forth in the Corporation's amended and restated articles of incorporation (the "Articles"). Please note that the Voting and Non-Voting Common Stock is subject to certain restrictions on ownership, transfer and sale imposed by the Articles. Upon request, you may examine a copy of the Articles at the Corporation's principal office at any reasonable time during regular business hours. Additionally, upon written request, the Corporation will furnish you a copy of the Articles without charge. You may also view the Articles in The Corporation's filings with the Securities and Exchange Commission at its website at http://www.sec.gov and under the heading "Investor Relations" on the Corporation's website at http://www.mediageneral.com.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties with right of survivorship and not as tenants in common

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

The Corporation will furnish to any stockholder, upon request to the secretary or the transfer agent named on the face hereof, and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each series of any preferred or special class authorized to be issued in series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of any preferred or special class.

FOR VALUE RECEIVED, ...hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ....

....

(Please Typewrite Name and Address)

....

....

....Shares
of the Stock represented by the within Certificate, and do hereby irrevocably

constitute and appoint ....

....attorney
to transfer the same on the books of the within named corporation, with full power of substitution in the premises.

Dated..

....

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.